Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in Registration Statement Nos. 333-22859, 333-10783, 333-10587 and 333-35769 of Dynex Capital, Inc. on Form S-3
and Registration Statement No. 333-32663 of Dynex Capital, Inc. on Form S-8 of our report dated April 7, 2005, appearing in this Annual Report on Form 10-K of Dynex Capital, Inc., for the year ended December 31, 2004.


DELOITTE & TOUCHE LLP

Princeton, New Jersey
April 14, 2005